Exhibit 10.3

FIRST AMENDMENT TO

THE HOME DEPOT FUTUREBUILDER FOR PUERTO RICO

(As Amended and Restated Effective January 1, 2003)

THIS AMENDMENT to The Home Depot FutureBuilder For Puerto Rico (the “Plan”) is effective July 5, 2004, by the Administrative Committee of the Plan.

WITNESSETH :

WHEREAS, Section 13.1 of the Plan provides that the Administrative Committee has the authority to amend the Plan; and

WHEREAS, Section 13.3(a) of the Plan provides that the Administrative Committee has the authority to designate an affiliate of Home Depot Puerto Rico, Inc. as a participating company; and

WHEREAS, the Administrative Committee desires to designate Economy Maintenance Supply Company as a participating company as to its employees living and working in Puerto Rico.

NOW, THEREFORE, the Plan is hereby amended, effective July 5, 2004, as follows:

1. Section 1.19 is amended by adding the following new subsection (d) to the end:

(d) an Employee who is not a bona fide resident of Puerto Rico and who does not perform labor or services for a Participating Company primarily in Puerto Rico.

2. Schedule A is amended as attached hereto.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized member of the Administrative Committee on the date first above written.

ADMINISTRATIVE COMMITTEE OF THE HOME DEPOT FUTUREBUILDER FOR PUERTO RICO

By:	/s/ Ileana L. Connally
Ileana L. Connally
Committee Member

SCHEDULE A

PARTICIPATING COMPANIES AND EFFECTIVE DATES

[See Plan § 1.47 and § 13.3]

Name:	Effective Date:
The Home Depot Puerto Rico, Inc.	June 15, 1998

Economy Maintenance Supply Company	July 5, 2004
(with respect to associates living and working in Puerto Rico)

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